UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 12, 2010
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Doral Financial Corporation (the “Company”), held on May 12, 2010 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission. Each of proposals was approved by the shareholders pursuant to the voting results set forth below.
Proposal 1 — The election of ten (10) directors of the Company for a one-year term ending on next year’s Annual Meeting of Shareholders of the Company.

Election of Directors-Nominees for one-year term	Votes For	Votes Withheld

Dennis G. Buchert	53,386,926	141,263
James E. Gilleran	53,394,211	133,978
Douglas L. Jacobs	53,399,686	128,503
David E. King	51,971,139	1,557,050
Mark Kleinman	52,429,399	1,098,790
Howard M. Levkowitz	53,393,533	134,656
Raymond J. Quinlan	52,423,870	1,104,319
Gerard L. Smith	53,392,294	135,895
Frank W. Baier	53,399,249	128,940
Glen R. Wakeman	53,387,075	141,114
Each director also received 13,755,178 broker non-votes. Broker non-votes did not have an effect on the vote because such shares are not considered votes cast for or against this proposal.
Proposal 2 — Ratification of the appointment of Pricewaterhouse Coopers as the Company’s Independent Registered Public Accounting Firm for 2010

For:	63,481,720
Against:	1,727,497
Abstain:	100,378
Broker Non-Votes:	1,973,772

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: May 13, 2010	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel